Exhibit 99.1

PROS HOLDINGS, INC. REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

•	Record first quarter revenue of $33.6 million, exceeding the high end of guidance, an increase of 24% over the first quarter of 2012.

•	GAAP operating income of $0.7 million for the first quarter.

•	Non-GAAP operating income for the first quarter was $4.1 million, exceeding the high end of guidance.

•	GAAP earnings per share for the first quarter of $0.06, and non-GAAP earnings per share of $0.15.

HOUSTON, Texas – May 2, 2013 — PROS Holdings, Inc. (NYSE: PRO), a big data software company, today announced financial results for the first quarter ended March 31, 2013.

Total revenue for the first quarter of 2013 was $33.6 million and represented an increase of 24% over the first quarter of 2012, exceeding the high end of guidance.

CEO Andres Reiner stated, “We are pleased with our strong first quarter results, with record revenue exceeding expectations. The momentum we built in 2012 continued into the first quarter as we realized benefits from improved awareness, greater market reach, and ongoing acceptance of our big data applications. In addition, PROS' value proposition is resonating now more than ever as companies are looking for solutions that deliver growth and profitability improvements across their business.”

For the quarter ended March 31, 2013, GAAP operating income was $0.7 million, compared with $2.1 million in the first quarter of 2012. GAAP net income for the first quarter was $1.7 million, or $0.06 per share, compared with $1.2 million, or $0.04 per share, in the first quarter of 2012.

For the quarter ended March 31, 2013, non-GAAP operating income was $4.1 million, compared with $4.2 million in the first quarter of 2012. Non-GAAP net income for the first quarter of 2013 was $4.3 million, or $0.15 per share, compared with $2.7 million, or $0.10 per share, in the first quarter of 2012.

Recent Business Highlights

•
Continued to scale across a diverse range of industries with new customers such as Alliance Laundry Systems, Gates Corporation, Great Lakes Cheese, LATAM Airlines, and Sterling Infosystems among others. PROS serves customers in more than 30 sub-industries.

•
Announced OEM agreement with SAP, enabling PROS to offer SAP HANA® as a real-time analytics engine embedded in PROS big data applications. The planned integration of PROS and SAP HANA will provide customers with additional flexibility, speed and data science capabilities for optimizing pricing and sales.

•	Extended PROS product leadership position with four newly filed data science patents that center on turning big data into predictive and prescriptive insights for sales and pricing effectiveness.

•
Experienced record attendance at PROS Outperform big data conference in New York, where guests heard many examples of the tangible value PROS big data solutions provide from customers such as American Standard, Arrow Electronics, Ecolab, Depuy Synthes Spine (a Johnson & Johnson company), and Panduit.

Executive Vice President and Chief Financial Officer Charles Murphy stated, “We are pleased with our first quarter performance, with revenue increasing 24% year over year. Our business continues to benefit from the investments we have made to grow and diversify our revenue.  Our first quarter performance, combined with current demand and our significant visibility, provide us with confidence to slightly increase our revenue growth expectations for the full year to approximately 23%."

The retroactive reinstatement of the 2012 Research and Experimentation tax credit resulted in a $0.05 increase in earnings per share on a GAAP and non-GAAP basis for the quarter ended March 31, 2013.

The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income, as well as net income per share available to common stockholders, for the quarter ended March 31, 2013 and 2012.

Financial Outlook

Based on information as of today, PROS anticipates the following:

•	Total revenue for the second quarter of 2013 in the range of $34.8 million to $35.4 million

•	GAAP income from operations of $0.3 million and GAAP earnings per share at break even for the second quarter of 2013

•
Non-GAAP income from operations of $3.9 million to $4.5 million and non-GAAP earnings per share of $0.09 to $0.11 for the second quarter of 2013. which excludes estimated non-cash share-based compensation charges of approximately $4.2 million for the second quarter of 2013

•	GAAP and non-GAAP estimated tax rate of approximately 48% and 27%, respectively, for the second quarter of 2013

•	Estimated weighted average of 29.8 million diluted shares outstanding for the second quarter of 2013
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on May 2, 2013, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial (877) 280-4956 (domestic) or (857) 244-7313 (international). The pass code for the call is 40038414. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.PROS.com.

Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 54425225. An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.PROS.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a big data software company that helps customers outperform in their markets by using big data to sell more effectively. We apply 27 years of data science experience to unlock buying patterns and preferences within transaction data to reveal which opportunities are most likely to close, which offers are most likely to sell and which prices are most likely to win. PROS offers big data solutions to optimize sales, pricing, quoting, rebates and revenue management across more than 30 industries. PROS has implemented more than 500 solutions in more than 50 countries. The PROS team comprises more than 700 professionals around the world. To learn more, visit www.PROS.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ momentum and future financial performance; positioning; management's confidence and optimism; customer successes; reseller and OEM network growth and reach; big data solutions to optimize sales, pricing, quoting, rebates and revenue management; solutions demand;

business predictability and effective tax rate. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk that we will face increased competition as part of entering new markets, (b) the risk that the market for PROS’ sales, pricing quoting, rebate and revenue management optimization software does not grow as anticipated, (c) the challenges associated with selling, installing, and delivering PROS' products and services, (d) the impact that a slowdown in the world or any particular economy has on PROS’ business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (e) the difficulties and risks associated with developing and selling complex new products and enhancements with the technical specifications and functionality desired by customers, (f) the difficulties of making accurate estimates necessary to complete a project and recognize revenue and risk that PROS’ revenue model will not continue to provide predictability of the PROS business, (g) the risk that PROS will not be able to maintain historical maintenance renewal rates, (h) personnel and other risks associated with growing a business generally, (i) the risk that modification or negotiation of contractual arrangements will be necessary during PROS’ implementations of its solutions, (j) the impact of currency fluctuations on PROS’ results of operations,(k) civil and political unrest in regions in which PROS operate and (l) the risk that reseller and other relationships do not increase sales of PROS’ solutions. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission.  These forward-looking statements represent PROS’ expectations as of the date of this press release.  Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS industry.

Investor Contact: PROS Investor Relations
Staci Strauss-Mortenson
646-277-1200
Staci.Mortenson@icrinc.com

Media Contact: PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	March 31, 2013	December 31, 2012
Assets:
Current assets:
Cash and cash equivalents	$82,462	$83,558
Accounts and unbilled receivables, net of allowance of $700 and $760, respectively	42,742	38,801
Prepaid and other current assets	6,199	5,067
Total current assets	131,403	127,426
Restricted cash	329	329
Property and equipment, net	14,709	12,788
Other long term assets, net	5,955	5,936
Total assets	$152,396	$146,479

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$5,743	$3,775
Accrued liabilities	4,418	3,258
Accrued payroll and other employee benefits	3,123	7,669
Deferred revenue	42,097	39,774
Total current liabilities	55,381	54,476
Long-term deferred revenue	2,432	2,007
Other Long-term liabilities	1,327	1,327
Total liabilities	59,140	57,810
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 32,332,136 and 31,966,432 shares issued, respectively; 27,914,551 and 27,548,847 shares outstanding, respectively	32	32
Additional paid-in capital	90,544	87,693
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Retained earnings	16,618	14,882
Total stockholders’ equity	93,256	88,669
Total liabilities and stockholders’ equity	$152,396	$146,479

PROS Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income
(Dollars in thousands, except share and per share data)
(Unaudited)

	For the three months ended March 31,
	2013	2012
Revenue:
License and implementation	$22,592	$17,796
Maintenance and support	11,034	9,225
Total revenue	33,626	27,021
Cost of revenue:
License and implementation	8,471	6,003
Maintenance and support	2,082	1,935
Total cost of revenue	10,553	7,938
Gross profit	23,073	19,083
Operating expenses:
Selling, marketing, general and administrative	14,288	10,256
Research and development	8,096	6,697
Income from operations	689	2,130
Other (expense) income, net	(103)	22
Income before income tax provision	586	2,152
Income tax (benefit) provision	(1,148)	961
Net income	$1,734	$1,191
Net earnings per share:
Basic	$0.06	$0.04
Diluted	$0.06	$0.04
Weighted average number of shares:
Basic	27,757,397	27,166,973
Diluted	29,365,342	28,284,044

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the three months ended March 31,
	2013	2012
Operating activities:
Net income	$1,734	$1,191
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	967	427
Share-based compensation	3,420	2,032
Excess tax benefits on share-based compensation	—	(1,395)
Tax benefit from share-based compensation	(10)	1,358
Provision for doubtful accounts	(60)	(220)
Changes in operating assets and liabilities:
Accounts and unbilled receivables	(3,877)	6,219
Prepaid expenses and other assets	(1,162)	(318)
Accounts payable	1,070	(183)
Accrued liabilities	980	(226)
Accrued payroll and other employee benefits	(4,549)	(3,059)
Deferred revenue	2,748	(2,402)
Net cash provided by operating activities	1,261	3,424
Investing activities:
Purchases of property and equipment	(948)	(684)
Capitalized internal-use software development costs	(796)	(347)
Net cash used in investing activities	(1,744)	(1,031)
Financing activities:
Exercise of stock options	1,409	488
Excess tax benefits on share-based compensation	—	1,395
Tax withholding related to net share settlement of restricted stock units	(2,022)	(1,820)
Net cash (used in) provided by financing activities	(613)	63
Net (decrease) increase in cash and cash equivalents	(1,096)	2,456
Cash and cash equivalents:
Beginning of period	83,558	68,457
End of period	$82,462	$70,913

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the three months ended March 31,		Quarter over Quarter

	2013	2012	% change
GAAP gross profit	$23,073	$19,083	20.9%
Non-GAAP adjustment:
GAAP share-based compensation	462	329
Non-GAAP gross profit	$23,535	$19,412	21.2%

Non-GAAP gross margin	70.0%	71.8%

GAAP selling, marketing, general and administrative	$14,288	$10,256	39.3%
Non-GAAP adjustment:
GAAP share-based compensation	2,222	1,268
Non- GAAP selling, marketing, general and administrative	$12,066	$8,988	34.2%

GAAP research and development	$8,096	$6,697	20.9%
Non-GAAP adjustment:
GAAP share-based compensation	736	435
Non- GAAP research and development	$7,360	$6,262	17.5%

Income from operations	$689	$2,130	(67.7)%
Non-GAAP adjustment:
GAAP share-based compensation	3,420	2,032
Non-GAAP income from operations	$4,109	$4,162	(1.3)%

Non-GAAP income from operations % of total revenue	12.2%	15.4%

GAAP net income	$1,734	$1,191	45.6%
Non-GAAP adjustment:
GAAP share-based compensation	3,420	2,032
Tax impact related to non-GAAP adjustments	(833)	(503)
Non-GAAP net income	$4,321	$2,720	58.9%

Non-GAAP diluted earnings per share	$0.15	$0.10

Shares used in computing non-GAAP earnings per share	29,365	28,284

Detail of non-GAAP share-based compensation expense:
Cost of revenue	$462	$329
Selling, marketing, general and administrative	2,222	1,268
Research and development	736	435
Total share-based compensation expense	$3,420	$2,032